AMERICAN FINANCIAL GROUP, INC.

             EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the following Registration Statements: (i) No. 33-58825 on Form S-8 pertaining to the Stock Option Plan, (ii) No. 33-58827 on Form S-8 pertaining to the Employee Stock Purchase Plan, (iii) No. 33-62459 on Form S-3 pertaining to the Dividend Reinvestment Plan, (iv) No. 333-10853 on Form S-8 pertaining to the Non-Employee Directors' Compensation Plan, (v) No. 333-14935 on Form S-8 pertaining to the Retirement and Savings Plan and (vi) No. 333-21995 on Form S-3 pertaining to the Registration of $500,000,000 of Debt Securities, Common Stock and Trust Securities of our report dated March 6, 1998, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.




                                             ERNST & YOUNG LLP
Cincinnati, Ohio
March 26, 1998






















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